UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2020

THE MICHAELS COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-36501 (Commission File Number)	37-1737959 (IRS Employer Identification No.)

8000 Bent Branch Drive

Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.06775 par value	MIK	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2020, The Michaels Companies, Inc. (the “Company”) announced the appointment of Michael Diamond, 38, as Executive Vice President – Chief Financial Officer of the Company, effective September 1, 2020.

Prior to joining the Company, Mr. Diamond served in various capacities at Yum! Brands, Inc. since 2014, most recently as Chief Financial Officer of Pizza Hut U.S. since December 2017. Mr. Diamond also served in the roles of Chief Growth Officer of Pizza Hut U.K. & Europe from January 2017 to December 2017, Chief Financial Officer of Pizza Hut Europe from February 2016 to December 2016 and Director – Strategic Planning from May 2014 and February 2016. Prior to joining Yum! Brands, Mr. Diamond also served in various roles with The Boston Consulting Group from August 2010 to May 2014, including as a Project Leader.

In connection with his appointment, Mr. Diamond entered into an offer letter with the Company pursuant to which he will (i) receive an initial annualized base salary of $635,000, (ii) receive a one-time signing bonus of $250,000 and (iii) be eligible for a fiscal year 2020 bonus with a target equal to 70% and a maximum payout of 140% of his base salary, on a pro rata basis for time served during the year. In addition, on September 1, 2020, Mr. Diamond will receive a grant of restricted stock units valued at $750,000, with the number of units to be determined on the date of grant. The restricted stock units will be eligible to vest evenly over four years on the anniversary of the date of grant. Mr. Diamond will also be eligible to participate in the Company’s Long-Term Incentive Plan beginning in 2021, at an annual target value of $650,000, based on performance.

Mr. Diamond and the Company will enter into the Company’s standard indemnification agreement, the terms of which are described in the Company’s Registration Statement on Form S-1 (File No. 333-193000), originally filed with the SEC on December 20, 2013 (the “Registration Statement”). No arrangement or understanding exists between Mr. Diamond and any other person pursuant to which Mr. Diamond was selected as an executive officer of the Company.

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Diamond. In addition, there have been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Diamond or any member of her immediate family had or will have a direct or indirect material interest.

In connection with the appointment of Mr. Diamond, James E. Sullivan will no longer serve as principal financial officer of the Company, effective September 1, 2020. Mr. Sullivan will continue to serve in the role of Senior Vice President – Chief Accounting Officer and Controller and as the principal accounting officer of the Company.

Item 7.01           Regulation FD Disclosure.

On August 20, 2020, the Company issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report of Form 8-K.  The information contained in this Item, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by The Michaels Companies, Inc., dated August 20, 2020.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MICHAELS COMPANIES, INC.

By:	/s/ Tim Cheatham
Tim Cheatham Executive Vice President – General Counsel and Secretary

Date: August 20, 2020

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